CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 27, 2023 relating to the financial statements of Air T, Inc. appearing in the Annual Report on Form 10-K/A of Air T, Inc. for the year ended March 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement. Minneapolis, Minnesota March 12, 2024